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                                                                    EXHIBIT 4.13

CERTIFICATE NO.                              NO. OF PREFERRED SECURITIES
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     PP-1                                             4,123,720


            CERTIFICATE EVIDENCING PARTNERSHIP PREFERRED SECURITIES

                                      OF

                           HEI PREFERRED FUNDING, LP


                    8.36% Partnership Preferred Securities
        (Liquidation Preference $25 Per Partnership Preferred Security)


          HEI PREFERRED FUNDING, LP, a limited partnership formed under the laws of the State of Delaware (the "PARTNERSHIP"), hereby certifies that The Bank of New York, a New York banking corporation, as the Property Trustee of Hawaiian Electric Industries Capital Trust I (the "Trust") pursuant to the Amended and Restated Trust Agreement of the Trust, dated as of February 1, 1997 (the "HOLDER"), is the registered owner of 4,123,720 preferred securities of the Partnership representing limited partner interests in the Partnership designated the 8.36% Partnership Preferred Securities (Liquidation Preference $25 Per Partnership Preferred Security) (the "PARTNERSHIP PREFERRED SECURITIES"). The Partnership Preferred Securities are freely transferable on the books and records of the Partnership, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer.
The designation, rights, powers, privileges, restrictions, preferences and other terms and provisions of the Partnership Preferred Securities represented hereby are set forth in, issued under and shall in all respects be subject to the provisions of the Amended and Restated Agreement of Limited Partnership, dated as of February 1, 1997, as the same may be amended from time to time (the "AGREEMENT OF LIMITED PARTNERSHIP"). Capitalized terms used herein but not defined shall have the meaning given to them in the Agreement of Limited Partnership. The Holder is entitled to the benefits of the Partnership Guarantee to the extent provided therein. The Partnership will provide a copy of the Agreement of Limited Partnership and the Partnership Guarantee to the Holder without charge upon written request to the Partnership at its principal place of activity.

          Upon receipt of this certificate, the Holder is admitted to the Partnership as a Limited Partner, is bound by the Agreement of Limited Partnership and is entitled to the benefits thereunder. The Holder, by acceptance of this certificate, and each Partnership Preferred Security Beneficial
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Owner, by acquisition of a beneficial interest in this certificate, agrees to treat the Initial Debentures, and any other Affiliate Investment Instruments that are treated as debt instruments by the relevant Investment Affiliate and by the Partnership, as indebtedness for United States federal income tax purposes.

          Distributions payable on each Partnership Preferred Security will be fixed at a rate per annum of 8.36% of the stated liquidation preference of $25 per Partnership Preferred Security. Distributions not paid on the scheduled payment date will accumulate and compound quarterly (to the extent permitted by applicable law) at the rate of 8.36% per annum ("COMPOUNDED DISTRIBUTIONS").
The term "DISTRIBUTIONS" as used herein shall mean ordinary cumulative distributions in respect of each Fiscal Period together with any such Compounded Distributions. Distributions on the Partnership Preferred Securities will be paid only if, as and when declared in the sole discretion of the General Partner of the Partnership out of funds legally available for the payment of such Distributions. Amounts available to the Partnership for Distribution to the holders of the Partnership Preferred Securities will be limited to payments received by the Partnership from Hawaiian Electric Industries, Inc. and one or more of certain of its subsidiaries on Affiliate Investment Instruments or from Hawaiian Electric Industries, Inc. on the Partnership Guarantee or any Investment Guarantee or from the Eligible Debt Securities. The amount of Distributions payable for any period will be computed for any full quarterly Distribution period on the basis of a 360-day year of twelve 30-day months, except that for any period shorter than a full 90-day quarter on the basis of the actual number of days elapsed in such 90-day quarter.

          Except as otherwise described herein, Distributions on the Partnership Preferred Securities will be cumulative, will accumulate from the date of initial issuance and will be payable quarterly in arrears, on March 31, June 30, September 30 and December 31 of each year, commencing on March 31, 1997 (each, a "Distribution Payment Date"), if, as and when declared by the General Partner in its sole discretion. If the Partnership Preferred Securities are in book-entry-only form, Distributions will be payable to the holders of record of Partnership Preferred Securities as they appear on the books and records of the Partnership on the relevant record dates, which will be one Business Day prior to the relevant payment dates. If the Partnership Preferred Securities are not in book-entry-only form, the relevant record dates shall be the 15th day of the month of the relevant payment dates. If the Trust or the Property Trustee is the holder of the Partnership Preferred Securities, all Distributions shall be made by wire transfer of same day funds to such holder by 12:00 Noon, New York City time, on the

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applicable Distribution Payment Date. Distributions payable on any Partnership
Preferred Securities that are not punctually paid on any Distribution Payment Date will cease to be payable to the Person in whose name such Partnership Preferred Securities are registered on the relevant record date, and such Distribution will instead be payable to the Person in whose name such Partnership Preferred Securities are registered on the record date for payment of such defaulted or accumulated Distribution. In the event that any date on which Distributions are payable is not a Business Day, payment of such Distributions shall be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day (without any reduction in interest or other amounts in respect of any such early payment), in each case with the same force and effect as if made on the payment date.

          The Partnership Preferred Securities shall be redeemable as provided in the Agreement of Limited Partnership.

          IN WITNESS WHEREOF, the Partnership has executed this certificate this 4th day of February, 1997.


                           HEI PREFERRED FUNDING, LP

                           BY:  HYCAP MANAGEMENT, INC.
                                AS GENERAL PARTNER


                                BY:  /S/ ROBERT F. CLARKE
                                    ---------------------
                                    ROBERT F. CLARKE
                                    PRESIDENT


                                BY:  /S/ BETTY ANN M. SPLINTER
                                    --------------------------
                                    BETTY ANN M. SPLINTER
                                    SECRETARY

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                                  ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned assigns and transfers this Partnership Preferred Security Certificate to:
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(INSERT ASSIGNEE'S SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

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(INSERT ADDRESS AND ZIP CODE OF ASSIGNEE)

and irrevocably appoints
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agent to transfer this Partnership Preferred Security Certificate on the books of the Partnership.  The agent may substitute another to act for him or her.

Date: ______________________________

Signature: _________________________

(SIGN EXACTLY AS YOUR NAME APPEARS IN THIS PARTNERSHIP PREFERRED SECURITY CERTIFICATE)

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